Exhibit 99.1

                                                           NEWS
FOR RELEASE: November 17, 2009

Charter Communications Plan of Reorganization Confirmed by Court

Enhancing customer experience remains key focus

St. Louis, Missouri – The Charter Communications, Inc. (along with its subsidiaries, the “Company” or “Charter”) pre-arranged Joint Plan of Reorganization (the “Pre-Arranged Plan”) has been confirmed by the United States Bankruptcy Court for the Southern District of New York (the “Court”).  The Company expects to emerge from Chapter 11 with a significantly improved capital structure.

“The Court’s confirmation of our plan is a great accomplishment for Charter and a positive outcome for our customers, vendors and employees.  It reflects the support of our many stakeholders,” said Neil Smit, President and Chief Executive Officer.  “Throughout this process, Charter has taken great care to consistently put customers first, while posting solid operating results.  Charter continues to move forward – we are improving our video, high-speed Internet and telephone services, adding new ways to reach customer care agents and scheduling more convenient service appointments, all centered on enhancing the customer experience.  Going forward, Charter will continue to provide simple, customer-oriented entertainment and communications solutions and upon emergence, will have an improved capital structure.”

The Court’s confirmation of the Pre-Arranged Plan paves the way for Charter to successfully conclude one of the largest and most complex pre-arranged financial restructurings ever.   Upon the Pre-Arranged Plan becoming effective, Charter expects to generate positive free cash flow through the reduction of more than $830 million in annual interest expense.  The current debt of Company subsidiaries CCO Holdings, LLC and Charter Communications Operating, LLC will be reinstated under pre-existing pricing and maturity dates.  In addition, the Pre-Arranged Plan provides for the reduction of approximately $8 billion of debt, approximately $1.6 billion in proceeds from an equity rights offering to support the overall refinancing, and the exchange of approximately $1.7 billion of CCH II notes for new 13.5% CCH II notes due 2016.  Existing shares of the Company’s common stock will be cancelled.  Paul Allen will continue as an investor, and will retain the largest voting interest in the Company. The Company intends to apply for listing of its new common stock issued in accordance to the Plan on The NASDAQ Stock Market LLC not earlier than 45 days after emergence.

The Company anticipates that certain objectors may appeal the Court’s confirmation of the Pre-Arranged Plan, as well as seek to stay the proceedings during the pendency of the appeal.  Unless a Court orders a stay of the Court’s confirmation while an appeal is pending, the Company expects to move forward with satisfying the conditions to the Pre-Arranged Plan’s effectiveness and anticipates the Pre-Arranged Plan becoming effective even if an appeal is still pending.

Additional information about Charter’s restructuring is available at the Company’s website www.charter.com and www.kccllc.net/charter.  Charter filed its Pre-Arranged Plan and Chapter 11 petitions on March 27, 2009.

About Charter Communications®

Charter Communications, Inc. (Pink OTC: CHTRQ) is a leading broadband communications company and the fourth-largest cable operator in the United States. Charter provides a full range of advanced broadband services, including advanced Charter Digital Cable® video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter's advertising sales and production services are sold under the Charter Media® brand. On March 27, 2009, Charter filed a pre-arranged plan and Chapter 11 petitions in the United States Bankruptcy Court for the Southern District of New York. Charter believes its operations are strong and expects to continue operating as usual during the financial restructuring. More information about Charter can be found at www.charter.com.

Cautionary Statement Regarding Forward-Looking Statements:

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions, including, without limitation, the factors described under "Risk Factors" from time to time in our filings with the Securities and Exchange Commission ("SEC"). Many of the forward-looking statements contained in this release may be identified by the use of forward-looking words such as "believe," "expect," "anticipate," "should," "planned," "will," "may," "intend," "estimated," "aim," "on track," "target," "opportunity" and "potential," among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this release are set forth in other reports or documents that we file from time to time with the SEC, including our quarterly reports on Form 10-Q filed in 2009 and our most recent annual report on Form 10-K and include, but are not limited to:

•	the completion of the Company’s restructuring including the outcome and impact on our business of the proceedings under Chapter 11 of the Bankruptcy Code;
•
the ability of the Company to satisfy closing conditions under the agreements-in-principle with certain of our bondholders and amended pre-arranged joint plan of reorganization (as amended, “the Plan”) and related documents;

•
the availability and access, in general, of funds to meet our debt obligations and to fund our operations and necessary capital expenditures, either through cash on hand, cash flows from operating activities, further borrowings or other sources and, in particular, our ability to fund debt obligations (by dividend, investment or otherwise) to the applicable obligor of such debt;

•
our ability to comply with all covenants in our indentures and credit facilities, any violation of which, if not cured in a timely manner, could trigger a default of our other obligations under cross-default provisions;

•
our ability to repay debt prior to or when it becomes due and/or successfully access the capital or credit markets to refinance that debt through new issuances, exchange offers or otherwise, especially given recent volatility and disruption in the capital and credit markets;

•
the impact of competition from other distributors, including but not limited to incumbent telephone companies, direct broadcast satellite operators, wireless broadband providers, and digital subscriber line ("DSL") providers;

•	difficulties in growing and operating our telephone services, while adequately meeting customer expectations for the reliability of voice services;
•	our ability to adequately meet demand for installations and customer service;
•
our ability to sustain and grow revenues and cash flows from operating activities by offering video, high-speed Internet, telephone and other services, and to maintain and grow our customer base, particularly in the face of increasingly aggressive competition and the weak economic conditions in the United States;

•	our ability to obtain programming at reasonable prices or to adequately raise prices to offset the effects of higher programming costs;
•
general business conditions, economic uncertainty or downturn, including the recent volatility and disruption in the capital and credit markets and the significant downturn in the housing sector and overall economy; and

•	the effects of governmental regulation on our business.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this release.

Contacts:

Media:
Anita Lamont, 314-543-2215
Charter Communications, Inc.

Andy Brimmer
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

Analysts:
Mary Jo Moehle, 314-543-2397
Charter Communications, Inc.